SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 27, 1998




                          BODDIE-NOELL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



Maryland                            1-9496                       56-1574675
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                            Identification No.)



                3850 One First Union Center, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100















                                                   Total number of pages:  4

Item 2.  Acquisition or Disposition of Assets

OAK HOLLOW APARTMENTS, CARY, NORTH CAROLINA

     Effective July 27, 1998, Boddie-Noell Properties, Inc. (the "Company") acquired Oak Hollow Apartments, including the property and its operating assets and liabilities, for an estimated total acquisition cost of approximately $12.3 million, as follows:

       -We made cash payments totaling approximately $2.3 million to former limited partners of Oak Hollow Apartments Limited Partnership.

       -We issued approximately 106,000 partnership units in Boddie-Noell Properties Limited Partnership (the "Operating Partnership"), valued at approximately $1.5 million, to former limited partners of Oak Hollow Apartments Limited Partnership.

       -We expect to contribute approximately $850,000 to Oak Hollow Apartments Limited Partnership for payments associated with its liquidation.

       -We assumed first and second deed of trust loan obligations totaling approximately $7.5 million. We have obtained a commitment to refinance this debt on more favorable terms in the near future.

       Oak Hollow is located in Cary, North Carolina and contains 220 one- and two-bedroom apartments.

WOODS EDGE APARTMENTS, DURHAM, NORTH CAROLINA

       Effective June 1, 1998, we acquired Woods Edge Apartments. We acquired the property and its operating assets and liabilities for an estimated total acquisition cost of approximately $14.9 million, as follows:

       -We made cash payments totaling approximately $2.3 million to former limited partners of Woods Edge Apartments Limited Partnership of Durham.

       -We issued approximately 191,000 partnership units in the Operating Partnership, valued at approximately $2.8 million, to former limited partners of Woods Edge Apartments Limited Partnership of Durham.

       -We assumed a long-term debt obligation totaling $9.75 million. A deed of trust and assignment of rents of Woods Edge Apartments secure the loan. The note payable provides for interest at 6.95% payable in monthly installments and matures in 2007.

       Woods Edge is located in Durham, North Carolina and contains 264 one- and two-bedroom apartment units.


      We are a self-administered and self-managed real estate investment trust that owns and operates apartment communities in North Carolina and Virginia. With the acquisitions of Woods Edge Apartments and Oak Hollow Apartments, we currently own and operate 11 apartment communities containing 2,692 units, and have the right to acquire three additional apartment communities containing 476 units. We also own 47 restaurant properties, which we lease to a third party under a master lease on a triple-net basis. In addition, we manage five other apartment communities through an unconsolidated subsidiary. Our executive offices are located at 3850 One First Union Center, Charlotte, North Carolina 28202-6032, telephone 704/944-0100.

       The Company is structured as an UPREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in the Operating Partnership, through which we conduct all of our operations.

       Our unconsolidated subsidiary third-party management company previously managed both of the properties acquired.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Businesses Acquired.

      We will file the audited financial statements required to be filed with this report on Form 8-K as soon as practicable, but no later than September 25, 1998.

(b)    Pro Forma Financial Information.

      We will file the pro forma financial information required to be filed with this report on Form 8-K as soon as practicable, but no later than September 25, 1998.

(c)    Exhibits.

      None.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Boddie-Noell Properties, Inc.
                                        (Registrant)



August 7, 1998                          by:   /s/ Pamela B. Novak
                                        Pamela B. Novak
                                        Vice President, Controller and
                                        Chief Accounting Officer